UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MAIA Biotechnology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAIA Biotechnology, Inc.

Amendment and Supplement to the Proxy Statement

For the Annual Meeting of Stockholders

To be Held on May 21, 2026

EXPLANATORY NOTE

On April 7, 2026, MAIA Biotechnology, Inc. (“MAIA” or the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) for its annual meeting of shareholders to be held on June 9, 2025 (the “Annual Meeting”).

The Company is amending and supplementing the Proxy Statement with the information provided in this amendment and supplement to the Proxy Statement (the “Amendment and Supplement”) to update the disclosure related to compensation received in the years ended December 31, 2025 and 2024 by the brother of the Company’s Chief Executive Officer in the section entitled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” in the Proxy Statement

Any proxies submitted by stockholders before the date of this Amendment and Supplement will be voted as instructed on those proxies, unless a stockholder changes his or her vote by submitting a later dated proxy. Stockholders should follow the instructions described in the Proxy Statement regarding how to submit proxies or vote at the Annual Meeting.

THIS AMENDMENT AND SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Section references in the below disclosures are to sections in the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement.

Amendments and Supplemental Disclosure

Proxy Statement

The section entitled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” in the Proxy Statement is amended to include the disclosure below related compensation received by the brother of the Chief Executive Officer in the years ended December 31, 2025 and 2024 as follows:

“We paid Radu Vitoc, brother of our Chief Executive Officer Vlad Vitoc total compensation of $286,321 in the year ended December 31, 2025, consisting of $213,000 in cash and 39,000 options with a value of $73,321. In the year ended December 31, 2024, we paid Radu Vitoc total compensation of $242,102, consisting of $172,500 in cash and 50,000 options with a value of $69,602. Mr. Vitoc’s compensation in each of 2025 and 2024 was in line with industry standards.”

May 19, 2026

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